Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Osisko Development Corp.
Reporting Year	From	1/1/2025	To:	12/31/2025	Date submitted	5/22/2026
Reporting Entity ESTMA Identification Number	E335878		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Alexander Dann				Date	5/22/2026
Position Title	Chief Financial Officer and Vice President, Finance

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Osisko Development Corp.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E335878
Subsidiary Reporting Entities (if necessary)
Payments by Payee

Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Mexico	Government of Mexico		340,000		1,196,000					1,536,000	San Antonio Ejido, Secretaria de Economia (Ministry of Finance). Original payment done in Mexican Pesos.
Canada -British Columbia	Province of British Columbia		125,000		547,000				392,000	1,064,000	BC Hydro, Minister of Finance, Mineral Title Online, District of Wells, ICBC, Worksafe BC, Environmental Assessment Office review, British Columbia Technical and Research Committee.
Canada -British Columbia	Lhtako Dene Nation				109,000					109,000
Canada -Saskatchewan	Saskatchewan Research Council				372,000					372,000
United States of America	Government of the United States of America				242,000					242,000	Bureau of Land Management, Mine Safety and Health Administration. Original payment done in US Dollars.
United States of America	Utah County		252,000							252,000	Original payment done in US Dollars.
United States of America	Town of Goshen				188,000					188,000	Original payment done in US Dollars.

Additional Notes:

All payments are reported in Canadian dollars. Where payments were made in currencies other than Canadian dollars, the payments were converted into Canadian dollars using an annual average exchange rate. The annual average exchange rate for this year (2025) was 1MXN=CAD0.07284 and USD1 = CAD1.3978

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Osisko Development Corp.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E335878
Subsidiary Reporting Entities (if necessary)
Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Mexico	San Antonio Project (Sapuchi)	340,000		1,196,000					1,536,000	Original payment done in Mexican Pesos.
Canada	Cariboo Gold Project	125,000		1,028,000				392,000	1,545,000
United States of America	Tintic Project (Trixie)	252,000		430,000					682,000	Original payment done in US Dollars.

Additional Notes[3]:

All payments are reported in Canadian dollars. Where payments were made in currencies other than Canadian dollars, the payments were converted into Canadian dollars using an annual average exchange rate. The annual average exchange rate for this year (2025) was 1MXN=CAD0.07284 and USD1 = CAD1.3978